UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
March 3, 2009
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4400 Carillon Point,
Kirkland, WA	98033
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
          On March 5, 2009, Clearwire Corporation (the “Company”) issued a press release announcing its financial results for the fourth quarter ended December 31, 2008 and for the full year ended 2008. A copy of the Company’s press release is attached as Exhibit 99.1 to this
Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On March 3, 2009, the Board of Directors of the Company approved an amendment (the “Amendment”) to Article 1, Section 1 (Date and Time of Annual Meeting) of the Company’s bylaws (the “Bylaws”), effective immediately. The Amendment revised the requirement that the Company’s Annual Meeting be held within 150 days of the end of its fiscal year to require that the Annual Meeting must be held within 180 days of the end of the fiscal year.
     The description of the Amendment contained in this report is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
          (d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amendment to the Bylaws of Clearwire Corporation

99.1	Press Release dated March 5, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: March 5, 2009	By:	/s/ David J. Sach
David J. Sach
Chief Financial Officer